Exhibit 21.1
P.F. Chang’s Entities:
P.F. Chang’s China Bistro, Inc.
PFCCB Shared Corporate Services, Inc.
PFCCB Gift Card, Inc.
PFCCB Retail, Inc.
PFCCB Pinnacle Peak LLC
PFCCB 2005 Partnership LLP
PFCCB 2006 Partnership LLP
Taneko Japanese Tavern, Inc.
Lucky Cat Assistance Fund, Inc.
PFCCB Equipment LLC
PFCCB Licensing, Inc.
PFCCB Administration, Inc.
PFC Building III Limited Partnership
P.F. Chang’s IV, LLC
PFCCB NUCA LLC
PFCCB NUCA (2003) LLC
PFCCB Mid-Atlantic LLC
PFCCB Southeastern LLC
PFCCB Southeastern (2003) LLC
PFCCB SO CAL LLC
PFCCB SO CAL II LLC
PFCCB SO CAL (2003) LLC
PFCCB LouTex Joint Venture LLP
PFCCB Florida Joint Venture LLP
PFCCB NewTex Joint Venture LLP
PFCCB Midwest LLC
PFCCB Midwest (2003) LLC
PFCCB Northwest LLC
PFCCB Northwest (2004) LLC
PFCCB Halpern LLC
PFCCB Marlton LLC
PFCCB Edgewater LLC
PFCCB Wichita LLC
P.F.C.C.B. Club-Frankford, Inc.
P.F.C.C.B. Texas, Inc.
PFCCB Arkansas, Inc.
PFCCB Rogers, Inc.
PFC Hawaii LLC
P.F. Chang’s III, L.L.C.
PFCCB Maryland, Inc.
PFCCB Annapolis, Inc.
Pei Wei Asian Diner Entities:
Pei Wei Asian Diner, Inc.
Pei Wei Asian Diner One LLC
Pei Wei Asian Diner Two (Dallas) LLP
Pei Wei Asian Diner Three (SO CAL) LLC
Pei Wei Asian Diner Four (Houston) LLP
Pei Wei Asian Diner Five (Denver) LLC
Pei Wei Asian Diner Six (Nevada) LLC
Pei Wei Asian Diner Seven (Central Texas) LLP
Pei Wei Asian Diner Nine (DC) LLC
Pei Wei Asian Diner Ten (Florida) LLC
Pei Wei Asian Diner Eleven (Minnesota) LLC
Pei Wei Asian Diner Fourteen (North Carolina) LLC
Pei-the-Wei, Inc.
PWAD Texas, Inc.
The Arbors Club, Inc.
PWAD-Preston Center Club, Inc.
PWAD Forest Lane Club, Inc.
Pei Wei Houston, Inc.
PWAD Olathe LLC
PWAD Overland Park LLC
PWAD Southwest, Inc.
Pei Wei Asian Diner Fifteen (Michigan) LLC